FINANCING AGREEMENT



                       The CIT Group/Business Credit, Inc.

                                   (as Lender)


                                       And


                         Uniroyal Technology Corporation

                                  (as Borrower)


                               Dated: June 5, 1996














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                                TABLE OF CONTENTS



SECTION  1.  Definitions . . . . . . . . . . . . . . . . . . . . .

SECTION  2.  Conditions Precedent  . . . . . . . . . . . . . . . .

SECTION  3.  Revolving Loans . . . . . . . . . . . . . . . . . . .

SECTION  4.  Letters of Credit . . . . . . . . . . . . . . . . . .

SECTION  5.  Collateral . . . . . . . . . . . . . . . . . . . . . .

SECTION  6.  Representations, Warranties and Covenants . . . . . .

SECTION  7.  Interest, Fees and Expenses . .. . . . . . . . . . . .

SECTION  8.  Powers. . . .. .. .. . . . . . . . . . . . . . . . . .

SECTION  9.  Events of Default and Remedies.  . . . . . . . . . . .

SECTION 10.  Termination   . . . . . . . . . . . . . . . . . . . .

SECTION 11.  Miscellaneous . .  . . . . . . . . . . . . . . . . . .


Schedules

Schedule 1 - Existing Liens
Schedule 2 - Collateral Locations and Chief Executive Office
Schedule 3 - Specified Customers

Exhibits

Exhibit A - Borrowing Base Certificate

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         THE  CIT   GROUP/BUSINESS   CREDIT,   INC.,  a  New  York  corporation,
(hereinafter "CITBC") with offices located at 1211 Avenue of the Americas, New York, New York 10036, is pleased to confirm the terms and conditions under which CITBC shall make revolving loans, advances and other financial accommodations to Uniroyal Technology Corporation (herein the "Company"), a Delaware corporation with a principal place of business at 2 North Tamiami Trail, Sarasota, Florida 34236- 5568.

SECTION 1.  Definitions

Accounts shall mean all of the Company's now existing and future: (a) accounts (as defined in the U.C.C.) and any and all other receivables (whether or not specifically listed on schedules furnished to CITBC) created by or arising from all of the Company's sales of Inventory or rendition of services to its customers, including, without limitation, all such accounts and receivables arising from sales of Inventory or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions, together with any and all instruments, documents, contract rights, chattel paper and general intangibles (as such terms are defined in the U.C.C.) created by or arising from such sales of Inventory or renditions of services; (b) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (c) reserves and credit balances arising hereunder; (d) guarantees or collateral for any of the foregoing; (e) insurance policies or rights relating to any of the foregoing; and (f) all proceeds of any and all the foregoing.

Accounts Advance Percentage shall mean eighty-five percent (85%), provided that such percentage may be reduced by CITBC, in its sole discretion exercised in a reasonable manner from time to time, to a percentage not less than seventy-five percent (75%), as a result of (i) negative forecasts and/or trends in the Company's business, industry, prospects, profits, operations or financial condition or (ii) other issues, circumstances or facts that could otherwise negatively impact the Company, its business, profits, operations, industry, financial condition or assets.

Anniversary Date shall mean the date occurring five (5) years from the date hereof and the same date in every year thereafter.

Availability shall mean at any time the excess of the sum of Eligible Accounts Receivable multiplied by the Accounts Advance Percentage over the sum of x) the outstanding aggregate amount of all Obligations of the Company (other than the outstanding amount of all Letters of Credit) and y) the Availability Reserve.

Availability Reserve shall mean, at any time of determination, the sum of (x) the then outstanding amount of all Letters of Credit, and (y) an amount equal to $500,000, provided that such reserve under this clause (y) shall be released upon execution and delivery to CITBC of an appropriate amendment to this Financing Agreement (together with all other documentation reasonably requested by CITBC in connection therewith including, without limitation, UCC financing statements) pursuant to which CITBC is granted a first priority and fully perfected security interest

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in all present and future returned and  repossessed  goods arising in connection with or relating to all Accounts, minus the then outstanding amount of L/C Cash Collateral (as defined in Paragraph 1(b) of Section 4 hereof).

Borrowing Base Certificate shall mean the Borrowing Base Certificate in the form of Exhibit A attached hereto.

Business Day shall mean any day on which both CITBC and Chemical Bank and/or its successor in interest are open for business.

Chemical Bank Rate shall mean the rate of interest per annum announced by Chemical Bank and/or its successor in interest from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by Chemical Bank and/or its successor in interest to its borrowers).

Collateral shall mean all present and future Accounts and Other Collateral.

Collateral Management Fee shall mean the sum which shall be paid to CITBC in accordance with Paragraph 8 of Section 7 hereof to offset the expenses and costs of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

Consolidating Balance Sheet shall mean a consolidated balance sheet plus individual balance sheets for the Company, and the subsidiaries of each showing all eliminations of inter-company transactions and prepared in accordance with GAAP and including a balance sheet for the Company exclusively.

Customarily Permitted Liens shall mean

  (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $250,000 in the aggregate at any one time;

  (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

  (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds, appeal bonds and other deposits required in connection with litigation) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations),

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  statutory  obligations  and other similar  obligations  arising as a result of progress payments under government contracts; and

  (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which in the aggregate (x) do not materially interfere with the occupation, use or enjoyment by the Company in its business of the property so encumbered and (y) in the reasonable business judgment of CITBC do not materially and adversely affect the value of such Real Estate.

Default shall mean any event specified in Section 9 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

Default Rate of Interest shall mean a rate of interest per annum equal to the sum of: a) three percent (3%) and b) the Chemical Bank Rate, which CITBC shall be entitled to charge the Company on all Obligations due CITBC by the Company to the extent provided in Paragraph 2 of Section 9 of this Financing Agreement.

Depository Account shall mean any accounts owned by CITBC and designated for the deposit of proceeds of Collateral.

Eligible Accounts Receivable shall mean the gross amount of the Company's Accounts that conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and b) reserves for: i) sales to the United States of America or any other state or local governmental authority, or to any agency, department or division thereof unless the Company has fully complied with the Assignment of Claims Act of 1940 or any applicable state or local governmental authority law with respect to such Account; ii) foreign sales other than sales x) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, and which sales otherwise comply with all other criteria for eligibility hereunder or y) to customers residing in Canada provided such sales otherwise comply with all of the other criteria for eligibility hereunder, are payable in United States currency and the total amount of such sales included within Eligible Accounts Receivable shall not exceed 10%of total Eligible Accounts Receivable at any time; iii) accounts that remain unpaid more than ninety (90) days from invoice date provided that, upon the Company's request, CITBC may (in CITBC's sole discretion) from time to time include within Eligible Accounts Receivable, Accounts subject to extended dating terms provided further that such Accounts comply with all the other relevant criteria of eligibility hereunder and any additional eligibility criteria established by CITBC with respect to such Accounts; iv) contras and other potential offsets; v) sales to any subsidiary, or to any company affiliated with the Company in any way; vi) bill and hold (deferred shipment) or consignment sales; vii) sales to any customer which is a) insolvent, b) the debtor in any bankruptcy,

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insolvency,  arrangement,  reorganization,  receivership or similar  proceedings under any federal or state law, c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or d) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC;
viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices are unpaid more than ninety (90) days from invoice date, provided that valid charge-backs relating to merchandise disputes made by customers of the Company in the ordinary course of its business on a basis consistent with the Company's past business practices shall be excluded for the purposes of this clause viii); ix) an amount representing, historically, returns, discounts, claims, credits and allowances (herein the "Dilution Reserve"), provided that no such Dilution Reserve shall be established or maintained unless and until the actual dilution with respect to the Company's Accounts exceeds 4% thereof (computed as at the end of each month for the 12 month period then ending) and then only to the extent of the excess over such 4%; x) all Accounts arising from sales to customers located in the state of Alabama prior to the earlier to occur of the Company (A) qualifying to do business in the state of Alabama or (B) closing its office in the state of Alabama; and xi) such other reserves determined by CITBC in its sole discretion exercised in a reasonable manner.

Equipment shall mean all present and hereafter acquired machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

Event(s) of Default shall have the meaning provided for in Section 9 of this Financing Agreement.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

Indebtedness shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

Inventory shall mean all of the Company's present and hereafter acquired merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods and all proceeds thereof of whatever sort.

Issuing Bank shall mean the bank issuing Letters of Credit for the Company.

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L/C Sub-Line shall mean $2,000,000.

Letters of Credit shall mean all letters of credit issued with the assistance of CITBC by the Issuing Bank for or on behalf of the Company.

Letter of Credit Guaranty shall mean the guaranty delivered by CITBC to the Issuing Bank of the Company's reimbursement obligation under the Issuing Bank's Reimbursement Agreement, Application for Letter of Credit or other like document.

Letter of Credit Guaranty Fee shall mean the fee CITBC may charge the Company under Paragraph 3 of Section 7 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Company in obtaining Letters of Credit.

Libor shall mean at any time of determination, and subject to availability, for each interest period the higher of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks (x) quoted by Chemical Bank and/or its successor in interest, (y) published under "Money Rates" in the New York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor then in any other financial publication used in the New York City financial community or (z) determination by CITBC based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London
Time).

Libor Loan shall mean those Revolving Loans, for which the Company has elected to use Libor for interest rate computations.

Libor Period shall mean the Libor for one month, two month, three month or six month U.S. dollar deposits, as selected by the Company.

Line of Credit shall mean the commitment of CITBC to make Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist the Company in obtaining Letters of Credit under Section 4 of this Financing Agreement in the aggregate amount equal to the sum of $25,000,000.

Line of Credit Fee shall: i) mean the fee due CITBC at the end of each month for the Line of Credit, and ii) be determined by multiplying the difference between $19,500,000 and the sum of (x) the average daily Revolving Loans of the Company plus (y) the average daily balance of outstanding Letters of Credit for said month by one-quarter of one percent (1/4 of 1%) per annum for the number of days in said month.

Loan Facility Fee shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of Paragraph 7 of Section 7 of this Financing Agreement.

Obligations shall mean all loans and advances made or to be made by CITBC to the Company or to others for the Company's account; any and all indebtedness and obligations which may at any time be owing by the Company to CITBC howsoever arising, whether now in existence or incurred by

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the Company from time to time hereafter; whether secured by pledge, lien upon or security  interest in any of the  Company's  assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Company is liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CITBC by the Company under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the Company and CITBC; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims arising out of the Company's operation, premises or waste disposal practices or sites; the
Company's liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; the Company's liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the
Company's  account,   including  any  accommodation  extended  with  respect  to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Company's account and benefit.

Other Collateral shall mean all now owned and hereafter acquired deposits accounts maintained with any bank or financial institutions into which proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of CITBC; all books, records, ledger cards, disks and related data at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all proceeds of the foregoing.

Out-of-Pocket Expenses shall mean all of CITBC's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fees relating thereto, any amounts paid by, incurred by or charged to, CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Company's Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, local counsel fees, fees and taxes relative to the filing of financing statements and all expenses, costs and fees set forth in Paragraph 3 of Section 9 of this Financing Agreement.

Permitted Acquisition shall mean the purchase by the Company of the stock or other equity or ownership interest of any entity, provided that after giving effect thereto (i) no Default or Event of Default has occurred or would occur hereunder and (ii) the Company's Availability hereunder is $3,750,000 or more. Availability shall be computed on the basis of the Company's debts, obligations and payables being current in accordance with its usual business practices.

Permitted Acquisition Indebtedness shall mean any Indebtedness incurred in connection with consummating a Permitted Acquisition.

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Permitted  Advances  shall mean (i) any loan or advance to officers or employees for business travel purposes in the ordinary course of business; (ii) any loan or advance to any other person or entity, provided that such loan or advance is made by the Company in the ordinary course of its business on a basis consistent with the Company's past business practices for a business purpose beneficial to the Company and the aggregate amount of such loans and advances under this clause (ii) during any fiscal year does not exceed $500,000; and (iii) any other loan or advance to any person or entity, provided that with respect to this clause (iii) after giving effect thereto (x) no Default or Event of Default has occurred or would occur hereunder and (y) the Company's Availability hereunder is $3,750,000 or more. Availability shall be computed on the basis of the Company's debts, obligations and payables being current in accordance with its usual business practices.

Permitted Encumbrances shall mean: i) liens on the Company's assets and property (other than Collateral hereunder) securing the Senior Note Indenture or any indenture in connection with financing replacing the Senior Note Indenture, other liens on the Company's assets or property (other than Collateral hereunder) existing on the date hereof and listed on Schedule 1 attached hereto and other liens expressly permitted, or consented to, by CITBC; ii) Purchase Money Liens and liens on assets or property of the Company (other than Collateral hereunder) securing Permitted Indebtedness under clause vii) of the definition of Permitted Indebtedness hereunder; iii) Customarily Permitted Liens; iv) liens granted CITBC by the Company; v) liens of judgment creditors provided such liens do not exceed, in the aggregate, at any time, $50,000 (other than liens bonded or insured to the reasonable satisfaction of CITBC); and vi) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Company by appropriate proceedings and which liens are not
x) senior to the liens of CITBC or y) for taxes due the United States of America.

Permitted Indebtedness shall mean: i) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; ii) the indebtedness secured by Purchase Money Liens; iii) indebtedness of the Company which is subordinated to the prior payment and satisfaction of the Company's Obligations to CITBC by means of a subordination agreement in form and substance satisfactory to CITBC;
iv) indebtedness arising under the Letters of Credit and this Financing Agreement; v) deferred taxes and other expenses incurred in the ordinary course of business; vi) the Permitted Acquisition Indebtedness; vii) any other Indebtedness provided that the aggregate outstanding amount thereof does not exceed $5,000,000 at any time; and viii) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing.

Purchase Money Liens shall mean liens on any item of Equipment acquired or leased after the date of this Financing Agreement provided that each such lien shall attach only to the property to be acquired or leased.

Real Estate shall mean the Company's fee and/or leasehold interests in real property.

Revolving Loans shall mean the loans and advances made, from time to time, to or for the account of the Company by CITBC pursuant to Section 3 of this Financing Agreement.

Revolving Loan Account shall have the meaning specified in Section 3, Paragraph 6 hereof.

Senior Note Indenture shall mean the Indenture between the Company and The Bank of New York as Trustee dated as of June 1, 1993 pursuant to which the Company's 11 3/4% Senior Secured Notes due 2003 were issued.

Senior Notes Limitation shall mean seventy-five percent (75%) of the book value of the Company's Accounts determined in accordance with GAAP, provided that the Senior Notes Limitation shall terminate upon the earlier of (i) payment in full of the Senior Notes or (ii) amendment of the Senior Notes Indenture to delete such limitation as to permitted Indebtedness thereunder, provided further that such percentage shall be adjusted to reflect any amendment to the Senior Note Indenture with respect to such limitation as to permitted Indebtedness thereunder.

U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in the state of New York.

SECTION 2.  Conditions Precedent

  The obligation of CITBC to make the initial advance of loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with the making of such loans, the following conditions precedent:

  a) Lien Searches - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Company.
  b) UCC Filings - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, a first and exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the Uniform Commercial Code shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgement copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.
  c) Examination & Verification- CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Accounts, books and records of the Company.
  d) Opinions - Counsel for the Company shall have delivered to CITBC opinions satisfactory to CITBC opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with CITBC: a) this Financing Agreement and b) all other loan documents of the Company are x) valid,
                                      -10-
binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Company or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Company is a signatory or by which the Company or its assets are bound.
  e) Additional Documents - The Company shall have executed and delivered to CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Company and CITBC.
  f) Board Resolution - CITBC shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of (i) this Financing Agreement, and (ii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Company as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Company as to the incumbency and signature of the officers of the Company executing this Financing Agreement and any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.
  g) Corporate Organization - CITBC shall have received (i) a copy of the Certificate of Incorporation of the Company certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Company and certified by the Secretary or Assistant Secretary of the Company.
  h) Officer's Certificate - CITBC shall have received an executed Officer's Certificate of the Company, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Company is in compliance with all of the terms and provisions set forth herein; and (iii) no Event of Default or Default has occurred.
  i) Absence of Default - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of the Company shall have occurred.
  j) Legal Restraints/Litigation - At the date of execution of this Financing Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, by any agency, division or department of any county, city, state or federal government arising out this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the consummation of the financing arrangements contemplated under this Financing Agreement or z) suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Company or its assets, which, in the opinion of CITBC, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Company.
  k) Disbursement Authorization - The Company shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Company for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.
  l) CITBC Commitment Letter - The Company has fully complied, to the satisfaction of CITBC, with all of the terms and conditions of the commitment letter, dated May 21, 1996, issued by CITBC to, and accepted by, the Company.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein or in a separate writing.


SECTION 3.  Revolving Loans

  1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to the Company on a revolving basis (i.e. subject to the limitations set forth herein, the Company may borrow, repay and re-borrow Revolving Loans). Such loans and advances shall be in amounts up to an amount equal to total outstanding Eligible Accounts Receivable of the Company multiplied by the Accounts Advance Percentage but in no event at any time more than the Senior Notes Limitation. Each request shall constitute, unless otherwise disclosed in writing to CITBC, a representation and warranty by the Company that after giving to the requested advance no Default or Event of Default has occurred and (ii) such requested Revolving Loan is within the Revolving Loan and Availability. All requests for loans and advances must be received by an officer of CITBC no later than 1 P.M. for requests of $5,000,000 or more and 2 P.M. for all other requests, New York time, of the Business Day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

  2. In furtherance of the continuing assignment and security interest in the Company's Accounts, the Company will, within four (4) days after the end of each week, deliver to CITBC a Borrowing Base Certificate. In addition, upon CITBC's request the Company shall provide CITBC with such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably request from time to time, copies of agreements with, or purchase orders from, the Company's customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes CITBC to regard the Company's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Company's authorized officers or agents.

  3. The Company hereby represents and warrants that: each Account is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by the Company in the ordinary course of its business; the Inventory being sold and the Accounts created are the exclusive property of the Company and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Accounts are in the name of the Company; and the customers of the Company have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business of which the Company has complied with its notice requirements pursuant to Paragraph 5 of this Section 3. The Company confirms to CITBC that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by the Company when due and that none of said taxes or fees represent a lien on or claim against the Accounts. The Company also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a material adverse effect on the business of the Company or the ability of the Company to enforce collection of any material Account or any material portion of the Accounts. The Company agrees to maintain such books and records regarding Accounts as CITBC may reasonably require and agrees that the books and records of the Company will reflect CITBC's interest in the Accounts. All of the books and records of the Company will be available to CITBC at normal business hours, including any records handled or maintained for the Company by any other company or entity.

  4. The Company may and will enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Company's expense, however, such privilege shall terminate automatically upon the institution by or against the Company of any proceeding under any bankruptcy or insolvency law or, at the election of CITBC, upon the occurrence of any other Event of Default and until such Event of Default is waived. Any checks, cash, notes or other instruments or property received by the Company with respect to any Accounts (herein "Collections") shall be held by the Company in trust for CITBC, separate from the Company's own property and funds, and immediately turned over to CITBC with proper assignments or endorsements by deposit to the Depository Accounts. Each of the institutions holding Depository Accounts will be instructed to remit such funds on deposit therein to the Company's operating account, which shall be an account (other than a payroll account) with a financial institution in the United States. Notwithstanding the foregoing or anything to the contrary contained herein or in any agreement with any institution holding a Depository Account, immediately upon the occurrence of either of the following events: (x) the occurrence of a Default and/or Event of Default hereunder or (y) the Company's Availability (computed on the basis of all of the Company's debts, obligations and payables being current in accordance with the Company's usual business practices) hereunder being less than $5,000,000, CITBC may notify the institutions holding Depository Accounts to remit all amounts then or thereafter on deposit in such Depository Account to CITBC to be applied by CITBC to the reduction of the Obligations in such order as CITBC may determine, all as more fully set forth in Paragraph 6 of this
Section 3. In addition, it is hereby agreed that, with respect to the Collections received directly by the Company from the Specified Customers listed on Schedule 3 hereto as amended from time to time in writing signed by both the Company and CITBC, the Company may continue to receive such Collections and deposit them to the Company's operating account in accordance with its usual business practice, provided that immediately upon the occurrence of either of the following events: (x) the occurrence of a Default and/or Event of Default hereunder or (y) the Company's Availability (computed on the basis of all of the Company's debts, obligations and payables being current in accordance with the Company's usual business practices) hereunder being less than $5,000,000, the Company shall, upon notice from CITBC, turn over all such Collections then or thereafter coming into its possession to CITBC by deposit to the Depository Accounts. In addition, in the event such Availability is less than $3,000,000 CITBC shall have right by notice to the Company to have the Company instruct all Specified Customers to make all future payments directly to the Depository Accounts until such time as the Company has had an Availability of $3,000,000 or more for a period of 30 consecutive days. The Company further agrees to provide to CITBC, from time to time upon CITBC's reasonable request, all such reports with respect to such Collections from Specified Customers as CITBC may reasonably require. All such amounts received by CITBC in payment of Accounts will be credited to the Company's accounts upon CITBC's receipt of "collected funds" at CITBC's bank account in New York, New York on the Business Day of receipt if received no later than 2:00 pm, or on the next succeeding Business Day if received after 2:00 pm, New York time. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

  5. The Company agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectibility of any material Account or the Accounts taken as a whole and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all material reclaimed or repossessed merchandise or goods. The Company agrees to issue credit memoranda promptly in the ordinary course of its business on a consistent basis with its past practices (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Company that an Event of Default has occurred and that, until such Event of Default is cured to CITBC's satisfaction or waived by CITBC in writing, all future credits or allowances are to be made only after CITBC's prior written approval.

  6. CITBC shall maintain a separate account on its books in the Company's name (herein the "Revolving Loan Account") in which the Company will be charged with loans and advances made by CITBC to it or for its account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Company. Subject to the provisions of Paragraph 4 of this Section 3, the Company will be credited with all amounts received by CITBC from the Company or from others for the Company's account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Company be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Company's contracts or obligations relating to the Accounts.

  7. After the end of each month, CITBC shall promptly send the Company a statement showing the accounting for the charges, loans, advances and other transactions occurring between CITBC
                                      -14-
and the Company during that month. The monthly statements shall be deemed correct and binding upon the Company and shall constitute an account stated between the Company and CITBC unless CITBC receives a written statement of the exceptions within forty-five (45) days of the date of the monthly statement.

  8. In the event that the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (x) the maximum amount thereof available under Sections 3 and 4 hereof or (y) the Line of Credit (herein the amount of any such excess shall be referred to as the "Excess") such Excess shall be due and payable to CITBC immediately upon CITBC's demand therefor.

SECTION 4.  Letters of Credit

         In order to assist the Company in establishing or opening standby Letters of Credit with an Issuing Bank, the Company has requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Company and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

  1. (a) Within the Line of Credit and Availability, CITBC shall assist the Company in obtaining documentary and standby Letter(s) of Credit in an amount not to exceed the L/C Sub-Line in the aggregate outstanding at any one time. CITBC's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CITBC's sole discretion. It is understood that the form and purpose of each Letter of Credit must be acceptable to CITBC in its reasonable business judgment. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purpose. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, CITBC's assistance in connection with the Letter of Credit Guaranty shall be in CITBC's sole discretion unless such Default and/or Event of Default is cured to CITBC's satisfaction or waived by CITBC in writing.

         (b) Notwithstanding any provision to the contrary contained in subparagraph (a) above, so long as the Company is prohibited under the Senior
Note Indenture from having Letters of Credit for self insurance purposes in excess of $1,000,000 unless such Letters of Credit are cash collateralized, CITBC shall have no obligation to assist the Company in opening any Letter of Credit for self insurance purposes hereunder if after giving effect thereto the total outstanding Letters of Credit for self insurance purposes would exceed $1,000,000 in the aggregate (herein such excess shall be referred to as the "L/C Excess") unless as collateral security for the Company's Obligations hereunder including, without limitation, its indemnity and reimbursement obligations with respect to such L/C Excess, the Company pledges, assigns, transfers and delivers to CITBC cash collateral equal to within (i) 101% of the face amount of each such standby Letter of Credit and (ii) 105% of the face amount of each such documentary Letter of Credit included within the L/C Excess (herein the "L/C Cash Collateral). The L/C Cash Collateral shall at all times (x) be held by CITBC or its designee, (y) be under CITBC's sole dominion and control and (z) accrue interest at a rate equal to three percent (3%) below the Chemical Bank Rate used to compute interest hereunder. CITBC hereby is irrevocably authorized by the Company at any time and from time to time, without notice to the Company or any other party, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all of the L/C Cash Collateral against and an account of the Company's Obligations as such Obligations come due hereunder including, without limitation, its indemnity and reimbursement Obligations with respect to such Letters of Credit included within the L/C Excess. The L/C Cash Collateral shall be released and returned to the Company upon the earlier of (i) the L/C Excess being reduced to zero (ii) termination of this Financing Agreement and payment of all Obligations, as more fully provided in Section 10 hereof.

  2. CITBC shall have the right, without notice to the Company, to charge the Company's Revolving Loan Account on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty at the earlier of a) payment by CITBC under the Letters of Credit Guaranty, or b) the occurrence of an Event of Default. Any amount charged to Company's loan account shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 7, Paragraph 1 of this Financing Agreement.

  3. The Company unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Company's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC under the Letters of Credit Guaranty. The Company further agrees to hold CITBC harmless from any errors or omission, negligence or misconduct by the Issuing Bank. The Company's unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. The Company agrees that any charges incurred by CITBC for the Company's account with the Issuing Bank shall be conclusive on CITBC and may be charged to the Company's Revolving Loan Account.

  4. CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the goods covered thereby or the shipping thereof; or any breach of contract between the shipper or vendors and the Company. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit.

  5. The Company agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the goods covered thereby, shall be binding on the Company and shall not put CITBC in any resulting liability to the Company. In furtherance thereof but subject to paragraph 6 below, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Company. The Company further agrees that any claim it may have arising out of any possible dispute with the Issuing Bank and/or the beneficiary of a Letter of Credit will not be asserted against CITBC and the Company's liability to CITBC as set forth herein shall be absolute and complete.

  6. Without CITBC's express consent and endorsement in writing, the Company agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and b) after the occurrence of an Event of Default which is not waived by CITBC, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptances or rejection of any documents or goods.

  7. The Company agrees that any necessary import, export or other licenses or certificates for the import or handling of the goods covered by such Letters of Credit will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the goods covered by such Letters of Credit, or the financing thereof will have been promptly and fully complied with; and any certificates in that regard that CITBC may at any time request will be promptly furnished. In this connection, the Company warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Company assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future applicable local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the goods covered by such Letters of Credit are or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Company's risk, liability and responsibility.

  8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Company to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 5.  Collateral

  1. As security for the prompt payment in full of all loans and advances made and to be made to the Company from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, the Company hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:


   (a) present and future Accounts; and

   (b) present and future Other Collateral

  2. The security interests granted hereunder shall extend and attach to all Collateral which is presently in existence and which is owned by the Company or in which the Company has any interest, whether held by the Company or others for its account.

   3. The Company agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary.

  4. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the account maintained in the Company's name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

  5. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

  6. Any reserves or balances to the credit of the Company and any other property or assets of the Company in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Company, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the account of the Company when due.

SECTION 6.  Representations, Warranties and Covenants

  1. The Company hereby warrants and represents and/or covenants that: i) the fair value of the Company's assets exceeds the book value of the Company's liabilities; ii) the Company is generally able to pay its debts as they become due and payable; and iii) the Company does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. The Company further warrants and represents that
Schedule 2 hereto correctly and completely sets forth the location of the Company's Chief Executive Office and all Collateral locations; that except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Company is or will be at the time additional Collateral is acquired by it, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Company will at its expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Company will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances.

  2. The Company agrees to maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require. The Company agrees that CITBC or its agents may enter upon the Company's premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Company agrees to afford CITBC prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon. The Company is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

  3. The Company agrees to: execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. The Company's failure, however, to promptly give CITBC such statements, or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

  4. The Company agrees to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signature appears thereon. The Company agrees to do whatever CITBC may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's agents and employees; keeping Collateral records; transferring proceeds of Collateral to CITBC's possession; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement.

  5. The Company agrees to maintain insurance on the Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC, consistent with the Company's past practices with respect thereto.

  6. The Company agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Company or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by the Company by appropriate proceedings or if any lien shall be claimed thereunder x) for taxes due the United States of America or y) which in CITBC's opinion might create a valid obligation having priority over the rights granted to CITBC herein, CITBC may, on the Company's behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand.

  7. The Company: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Company's business, provided that the Company may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Company. The Company hereby indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur in connection with: any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Company's real property; or any claim or expense which results from the Company's operations (including, but not limited to, the Company's off-site disposal practices) and the Company further agrees that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this paragraph 7 if (i) the failure to comply with the requirements of this paragraph 7 resulted from good faith error or innocent omission, (ii) the Company promptly commences and diligently pursues a cure of such breach and (iii) such failure is cured within fifteen (15) Business Days following the Company's receipt of notice of such failure.

  8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, unless CITBC shall have otherwise consented in writing, the Company will furnish to CITBC, within ninety (90) days after the end of each fiscal year of the Company, a Consolidating Balance Sheet as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of the Company and all subsidiaries for such year, audited by independent public accountants selected by the Company and satisfactory to CITBC; within sixty (60) days after the end of each fiscal quarter a Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Company and all subsidiaries, certified by an authorized financial or accounting officer of the Company; and within thirty (30) days after the end of each month a Consolidating Balance Sheet as at the end of such period and statements of profit and loss cash flow and surplus of the Company and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Company; and from time to time, such further information regarding the business affairs and financial condition of the Company and its subsidiaries as CITBC may reasonably request, including, without limitation, (a) the accountant's management practice letter and (b) annual cash flow projections in form satisfactory to CITBC. Each financial statement which the Company is required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the Company's financial condition at the end of the particular accounting period, subject to year-end audit adjustments; and (ii) during the particular accounting period: (x) there has been no default or condition which, with the passage of time or notice, or both, would constitute a Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Company has not received any notice of cancellation with respect to its property insurance policies.

  9. Until termination of this Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Company agrees that, without the prior written consent of CITBC, except as otherwise herein provided, the Company will not:

  A. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;
  B.     Incur or create any Indebtedness other than the Permitted Indebtedness;
  C. Borrow any money on the security of the Company's Collateral from sources other than CITBC;

  D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of the Company's assets, which do not constitute Collateral;
  E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Company (except to the extent that any entity acquired in a Permitted Acquisition is engaged in a different operation or activity than the Company); or
  F. Make any advance or loan to, or any investment in, any firm, entity, person or corporation, except for Permitted Acquisitions and Permitted Advances.


SECTION 7.  Interest, Fees and Expenses

  1. Interest on the Revolving Loan shall be (a) payable monthly as of the end of each month in an amount equal to one half of one percent (1/2 of 1%) plus the Chemical Bank Rate per annum on the average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account at the close of each day during such month on balances other than Libor Loans and (b) payable at the end of the applicable Libor Period (provided that for Libor Periods in excess of 3 months interest shall be payable at the end of each 3 month period therein and at the end thereof), in an amount equal to two and three quarters percent (2 3/4%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the average of the net balances owing by the Company to CITBC in the Company's Revolving Loan Account at the close of each day during such month. In the event of any change in said Chemical Bank Rate, the rate under clause (a) above shall change, as of the first of the month following any change, so as to remain one half of one percent (1/2 of 1%) above the Chemical Bank Rate. The rate hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Company's Revolving Loan Account at the rate provided for herein when due until all Obligations have been paid in full.

  2. The Company may elect to use Libor as to any other outstanding Revolving Loans provided A) there is then no Default or Event of Default, B) the Company has so advised CITBC of its election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period and C) the election and Libor shall be effective, provided, there is then no Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or whole multiples thereof and there shall be no more than four (4) Libor Loans outstanding and in effect at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then CITBC shall use the Chemical Bank Rate to compute interest. In addition, the Company shall pay to CITBC, upon the request of CITBC such amount or amounts as shall compensate CITBC for any loss, costs or expenses incurred by CITBC (as reasonably determined by CITBC) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Company to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by CITBC during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by CITBC upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Company, containing CITBC calculations thereof in reasonable detail, shall be conclusive on the Company, in the absence of manifest error. Calculation of all amounts payable to the CITBC under this paragraph with regard to Libor Loans shall be made as though CITBC had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant interest period provided, however, that CITBC may fund each of the Libor Loans in any manner CITBC sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, CITBC shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Companies (i) initially to the Chemical Bank Rate loans and (ii) subsequently to Libor Loans; provided, however, x) upon the occurrence of an Event of Default or y) in the event the aggregate amount of outstanding Libor Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, CITBC may apply all such amounts received by it to the payment of Obligations in such manner and in such order as CITBC may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are Libor Loans, such application shall be treated as a prepayment of such loans and CITBC shall be entitled to indemnification hereunder.

  3. In consideration of the Letter of Credit Guaranty of CITBC, the Company shall pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-quarter of one percent (1 1/4%) per annum, payable monthly, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

  4. Any charges, fees, commissions, costs and expenses charged to CITBC for the Company's account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Company's account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

  5. The Company shall reimburse or pay CITBC, as the case may be, for all Out-of-Pocket Expenses of CITBC.

  6. Upon the last Business Day of each month, commencing with the last day of the month in which this Financing Agreement is executed, the Company shall pay CITBC the Line of Credit Fee.

  7. To induce CITBC to enter into this Financing Agreement and to extend to the Company the loans, advances and extensions of credit contemplated herein and to compensate CITBC for the use of its in house legal department and facilities in the preparation of this Financing Agreement and all related loan documentation, the Company shall pay to CITBC a Loan Facility Fee in the amount of $75,000 payable upon execution of this Financing Agreement, provided that the Commitment Fee in the amount of $37,500 previously paid to CITBC in conjunction with the CITBC Commitment Letter and the balance of the Required Deposit in the amount of $25,000 (net of expenses incurred by CITBC) previously paid to CITBC in conjunction with the Proposed Term Sheet dated April 26, 1996, shall be credited against such Loan Facility Fee.

 8. Upon the date hereof and on each annual anniversary thereof during the term of this Financing Agreement, the Company shall pay to CITBC the applicable Collateral Management Fee. The Collateral Management Fee shall be equal to (a) $50,000 with respect to the payment due on the date hereof and (b) $15,000 with respect to all payments due thereafter.

 9. Upon the occurrence of an Event of Default, the Company shall pay CITBC's standard charges for, and the fees and expenses of, the CITBC personnel used by CITBC for reviewing the books and records of the Company and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral which shall be in addition to the Collateral Management Fee.

10. The Company hereby authorizes CITBC to charge the Company's Revolving Loan Account with CITBC with the amount of all payments due hereunder as such payments become due. The Company confirms that any charges which CITBC may so make to the Company's account as herein provided will be made as an accommodation to the Company and solely at CITBC's discretion. CITBC agrees to use its best efforts to give the Company prior notice of all charges to be made to the Company's Revolving Loan Account with respect to Out-of-Pocket Expenses in excess of $1,000, provided that CITBC's failure to give any such notice shall not (i) affect, modify or diminish CITBC's right to receive payment and reimbursement from the Company with respect to any such Out-of-Pocket Expenses or to charge the Company's Revolving Loan Account therefor, or (ii) result in any liability by CITBC to the Company as a result of such failure.

SECTION 8.  Powers

    The Company hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Company's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Company's Obligations to CITBC have been paid in full:

    (a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Company, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

    (b) To receive, open and dispose of all mail addressed to the Company and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

    (c) To request from customers indebted on Accounts at any time, in the name of CITBC or the Company or that of CITBC's designee, information concerning the amounts owing on the Accounts;

    (d) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Company's account; and

    (e) To take or bring, in the name of CITBC or the Company, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

    Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived.

SECTION 9.  Events of Default and Remedies

    1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

  a) cessation of the business of the Company or the calling of a meeting of the creditors of the Company for purposes of compromising the debts and obligations of the Company;
  b)    the failure of the Company to generally meet debts as they mature;
  c) the commencement by or against the Company of any bankruptcy,insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that any suc involuntary proceeding commenced against the Company is not dismissed or discharged within forty-five (45) days after commencement thereof;
  d) breach by the Company of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph e below) or in any other written agreement between the Company or CITBC, provided that such Default by the Company of any of the warranties, representations or covenants referred to in this clause d shall not be deemed to be an Event of Default unless and until such Default shall remain unremedied to CITBC's satisfaction for a period of thirty (30) days from the date of such Default;
  e)    breach by  the Company  of  any warranty, representation or covenant of
        Section 3, Paragraphs 3 (other than the third sentence of paragraph 3) and 4; Section 6, Paragraphs 1,5,6, and 9;
  f) failure of the Company to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Company's account on the due date thereof;
  g) the Company shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA, iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph g such event or condition
        x) remains uncured for a period of thirty (30) Business Days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject the Company to any tax, penalty or other liability material to the business, operations or financial condition of the Company; or

 h) the occurrence of a default and/or event of default under any instrument or agreement evidencing Indebtedness of the Company in excess of $5,000,000.

  2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans, advances and extensions of credit provided for in Sections 3 and 4 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make Revolving Loans and/or open Letters of Credit shall cease unless such Default is cured to CITBC's reasonable satisfaction within the applicable grace period or Event of Default is waived by CITBC in writing and at the option of CITBC upon the occurrence of an Event of
Default: i) all Obligations shall become immediately due and payable; ii) CITBC may charge the Company the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in paragraphs one and two of Section 7 of this Financing Agreement provided a) CITBC has given the Company written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 9 and b) the Company has failed to cure the Event of Default within ten (10) Business Days after x) CITBC deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) of this Section 9; and iii) CITBC may immediately terminate this Financing Agreement upon notice to the Company, provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 9. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

  3. Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Company's expense, such of the Company's personnel, supplies or space at the Company's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Company or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or CITBC; (c) sell, assign and deliver the Collateral with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Collateral without judicial process, and to enter any premises where any Collateral may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Company or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. The Company agrees, at the request of CITBC, to assemble the Collateral and to make it available to CITBC at premises of the Company or elsewhere and to make available to CITBC the premises and facilities of the Company for the purpose of CITBC's taking possession of, removing or putting the Collateral in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) Business Days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Company's Obligations, whether due or to become due, in such order as CITBC may elect, and the Company shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.

SECTION 10. Termination

  Except as otherwise permitted herein, CITBC may terminate this Financing Agreement and the Line of Credit only as of an Anniversary Date and then only by giving the Company at least ninety (90) days prior written notice of termination. Notwithstanding the foregoing CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 1(c) of
Section 9 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. The Company may terminate this Financing Agreement and the Line of Credit at any time upon at least ninety (90) days' prior written notice to CITBC. All Obligations shall become due and payable as of any termination hereunder or under Section 9 hereof and, pending a final accounting, CITBC may withhold any balances in the Company's account (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Company's Obligations, whether absolute or contingent. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 11.  Miscellaneous

  1. The Company hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CITBC or the Company to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

  2. This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Company and CITBC; supersede any prior agreements; can be changed only by a writing signed by both the Company and CITBC; and shall bind and benefit the Company and CITBC and their respective successors and assigns.

  3. In no event shall the Company, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CITBC ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Company. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

  4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

  5. THE COMPANY AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. THE COMPANY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

  6. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by facsimile, or three Business Days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:



  (A) if to CITBC, at:

           The CIT Group/Business Credit, Inc.
           1211 Avenue of the Americas
           New York, New York 10036
           Attn: Regional Manager
           Fax # (212) 536-1295

   (B) if to the Company at:


           Uniroyal Technology Corporation
           2 North Tamiami Trail
           Sarasota, Florida 34236-5568
           Attn: George J. Zulanas, Chief Financial Officer and
                 Oliver J. Janney, Vice President, General Counsel and Secretary Fax # (941) 361-2214

or to such other address as any party may designate for itself by like notice.

  7. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

  IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed, agreed to, accepted and delivered in New York by their proper and duly authorized officers as of the date set forth above.


                                  THE CIT GROUP/BUSINESS
                                  CREDIT, INC.


                                  By: /S/  Christopher D. O'Donnell
                                     ------------------------------
                                     Vice President



                                  UNIROYAL TECHNOLOGY CORPORATION


                                  By: /S/  George J. Zulanas, Jr.
                                     ------------------------------
                                     Vice President, Treasurer and
                                     Chief Financial Officer


                                     /S/ Oliver J. Janney
                                     ------------------------------
                                     Secretary

                     EXHIBIT A - BORROWING BASE CERTIFICATE


                                  SEE ATTACHED

                           Schedule 1 - Existing Liens


                               Filing       Filing      Secured
Location        Debtor         Number        Date        Party        Collateral
- - --------        ------         ------       ------      -------       ----------

               ALL LIENS DISCLOSED IN LIEN SEARCHES PERFORMED BY
                   NATIONAL CODE CORPORATION AND DELIVERED TO
                       CITBC ON OR BEFORE THE DATE HEREOF.

          Schedule 2 - Collateral Locations and Chief Executive Office


                         Uniroyal Technology Corporation

                             Corporate Headquarters
                     2 North Tamiami Trail, Suites 800 & 900
                          Sarasota, Florida 34236-5568
                                (Sarasota County)

                                    DIVISIONS

1.       Polycast Technology Division

         70 Carlisle Place
         Stamford, Connecticut 06902
         (Fairfield County)

         215 South Newman Street
         Hackensack, New Jersey 07601
         (Bergen County)

         Four Stirling Road
         Stirling, New Jersey 07980
         (Morris County)

         621 Lafayette Street
         Decatur, Alabama 07980
         (Morgan County)

2.       Ensolite
         312 North Hill Street
         Mishawaka, Indiana 46544
         (St. Joseph County)

3.       Uniroyal Adhesives and Sealants

         312 North Hill Street
         Mishawaka, Indiana 46544
         (St. Joseph County)

          Schedule 2 - Collateral Locations and Chief Executive Office


                         Uniroyal Technology Corporation

                             Corporate Headquarters
                     2 North Tamiami Trail, Suites 800 & 900
                          Sarasota, Florida 34236-5568
                                (Sarasota County)

                                    DIVISIONS


4.       Royalite                          5.       Uniroyal Engineered Products

         312 North Hill Street                      Headquarters
         Mishawaka, Indiana 46544                   2 North Tamiami Trial
         (St. Joseph County)                        Sarasota, Florida 34236-5568
                                                    (Sarasota County)
         300 Kansas Street
         Redlands, California 92373                 501 South Water Street
         (San Bernardino County)                    P.O. Box 208
                                                    Stoughton, Wisconsin 53589
         3 Southern Industrial Boulevard            (Dane County)
         Rome, Georgia 30161
         (Floyd County)                             Erie Industrial Park
                                                    Bldg. 146
                                                    Port Clinton, Ohio 43452
         State Road 15                              (Ottawa County)
         Warsaw, Indiana 46580
         (Kosciusko County)                         3250 West Big Beaver Road
                                                    Ste. 510
                                                    Troy, Michigan 48084
                                                    (Oakland County)

                        Schedule 3 - Specified Customers



                                  SEE ATTACHED